Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Information" and "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the use of our report, dated July 17, 2002, in Post-Effective Amendment Number 35 to the Registration Statement (Form N-1A, No. 2-98237) of Federated Intermediate Municipal Trust.



/s/ Ernst & Young LLP
Ernst & Young LLP

Boston, Massachusetts
July 23, 2002